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                                                                   EXHIBIT 10(T)

                                 VF CORPORATION

                          2004 MID-TERM INCENTIVE PLAN

         1. PURPOSES. This 2004 Mid-Term Incentive Plan (the "Plan") of VF Corporation (the "Company") is implemented under the Company's 1996 Stock Compensation Plan (the "1996 Plan"). The Plan, which replaces, for periods beginning on and after January 1, 2004, the Mid-Term Incentive Plan adopted in 1999, is intended to provide an additional means to attract and retain talented executives, to link a significant element of executives' compensation opportunity to the Company's performance over more than one year, thereby providing an incentive for successful long-term strategic management of the Company, and otherwise to further the purposes of the 1996 Plan.

         2. STATUS AS SUBPLAN UNDER THE 1996 PLAN; ADMINISTRATION. This Plan is a subplan implemented under the 1996 Plan, and will be administered by the Compensation Committee of the Board of Directors in accordance with the terms of the 1996 Plan. All of the terms and conditions of the 1996 Plan are hereby incorporated by reference in this Plan, and if any provision of this Plan or an agreement evidencing an award hereunder conflicts with a provision of the 1996 Plan, the provision of the 1996 Plan shall govern. Capitalized terms used in this Plan but not defined herein shall have the same meanings as defined in the 1996 Plan.

         3. CERTAIN DEFINITIONS. In addition to terms defined above and in the 1996 Plan, the following are defined terms under this Plan:

         (a) "Account" means the account established for a Participant under
Section 7(a).

         (b) "Administrator" means the officers and employees of the Company responsible for the day-to-day administration of the Plan and to which other authority may be delegated under Section 10(b). Unless otherwise specified by the Committee, the Administrator shall be the VF Corporation Pension Plan Committee.

         (c) "Cause" means (i), if the Participant has an Employment Agreement defining "Cause," the definition under such Employment Agreement, or (ii), if the Participant has no Employment Agreement defining "Cause," the Participant's gross misconduct, meaning (A) the Participant's willful and continued refusal substantially to perform his or her duties with the Company (other than any such refusal resulting from his or her incapacity due to physical or mental illness), after a demand for substantial performance is delivered to the Participant by the Board of Directors which specifically identifies the manner in which the Board believes that the Participant has refused to perform his or her duties, or
(B) the willful engaging by the Participant in gross misconduct materially and demonstrably injurious to the Company. For purposes of this definition, no act or failure to act on the Participant's part shall be considered "willful" unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that his or her action or omission was in the best interest of the Company.
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         (d) "Covered Employee" means a Participant determined by the Committee to be likely to be a named executive officer of the Company in the year compensation under the Plan will become payable and whose compensation in that year likely could be non-deductible under Section 162(m) of the Internal Revenue Code, such that the Committee has determined that compensation to such Participant under the Plan should qualify as "performance-based compensation" for purposes of Section 162(m).

         (e) "Disability" means (i), if the Participant has an Employment Agreement defining "Disability," the definition under such Employment Agreement, or (ii), if the Participant has no Employment Agreement defining "Disability," the Participant's incapacity due to physical or mental illness resulting in the Participant's absence from his or her duties with the Company on a full-time basis for 26 consecutive weeks, and, within 30 days after written notice of termination has been given by the Company, the Participant has not returned to the full-time performance of his or her duties.

         (f) "Dividend Equivalents" means credits in respect of each PRSU representing an amount equal to the dividends or distributions declared and paid on a share of Common Stock, subject to Section 7(b).

         (g) "Employment Agreement" means a written agreement between the Company and a Participant securing the Participant's services as an employee for a period of time and in effect immediately prior to the Participant's Termination of Employment or, if no such agreement is in effect immediately prior to the Participant's Termination of Employment, an agreement providing severance benefits to the Participant upon termination of employment in effect immediately prior to the Participant's Termination of Employment (including for this purpose an agreement providing such benefits only during a period following a defined change in control, whether or not a change in control in fact has occurred prior to such Termination of Employment).

         (h) "Good Reason" means "Good Reason" as defined in the Participant's Employment Agreement. If the Participant has no such Employment Agreement, no circumstance will constitute "Good Reason" for purpose of this Plan.

         (i) "Participant" means an Employee participating in this Plan.

         (j) "Performance Cycle" means the period specified by the Committee over which a designated amount of PRSUs potentially may be earned. Performance Cycles generally will be periods comprising three consecutive fiscal years of the Company.

         (k) "Performance Goal" means the performance required to be achieved as a condition of earning of PRSUs under the Plan. As specified in Section 6(a), for each Participant who is a Covered Employee in a given Performance Cycle, the Performance Goal will include at least two components, a "Pre-Set Goal" which must be met in order for any amount to be earned and one or more "Challenge Goals" which will then determine the amount of PRSUs such Participant will earn for the Performance Cycle, and for each Participant who is not a Covered Employee in a given Performance Cycle, the Performance Goal may but is not required to


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include the Pre-Set Goal and will include one or more Challenge Goals which will then determine the amount of PRSUs such Participant will earn for the Performance Cycle.

         (l) "PRSU" or "Performance Restricted Stock Unit" means a Stock Unit which is potentially earnable by a Participant hereunder upon achievement of the Performance Goal. PRSUs that have been earned but deferred at the election of the Participant continue to be referred to as PRSUs under the Plan, with the understanding that such PRSUs are no longer forfeitable upon Termination of Employment or based on performance.

         (m) "Pro Rata Portion" means a portion of a specified number of PRSUs potentially earnable in a given Performance Cycle determined by multiplying such number of PRSUs by a fraction the numerator of which is the number of calendar days from the beginning of the Performance Cycle until a specified Proration Date and the denominator of which is the number of calendar days in the Performance Cycle.

         (n) "Stock Unit" means a bookkeeping unit which represents a right to receive one share of Common Stock upon settlement, together with a right to accrual of additional Stock Units as a result of Dividend Equivalents as specified in Section 7(b), subject to the terms and conditions of this Plan. Stock Units, which constitute an award under Article IX of the 1996 Plan (including Section 9.6 thereof), are arbitrary accounting measures created and used solely for purposes of this Plan, and do not represent ownership rights in the Company, shares of Common Stock, or any asset of the Company.

         (o) "Target PRSUs" means a number of PRSUs designated as a target number that potentially may be earned by a Participant in a given Performance Cycle.

         (p) "Termination of Employment" means the Participant's termination of employment with the Company or any of its subsidiaries or affiliates in circumstances in which, immediately thereafter, the Participant is not employed by the Company or any of its subsidiaries or affiliates.

         4. SHARES AVAILABLE UNDER THE PLAN. Shares issuable or deliverable in settlement of PRSUs shall be drawn from the 1996 Plan. The Committee will monitor share usage under this Plan and the 1996 Plan to ensure that shares are available for settlement of PRSUs in compliance with the requirements of the 1996 Plan.

         5. ELIGIBILITY. Employees who are eligible to participate in the 1996 Plan may be selected by the Committee to participate in this Plan.

         6. DESIGNATION AND EARNING OF PRSUS.

         (a) DESIGNATION OF PRSUS, PRE-SET GOALS, CHALLENGE GOALS AND RELATED TERMS. Not later than 90 days after the beginning of a Performance Cycle (except that this time limitation will not apply in the case of a Participant other than a Covered Employee), the Committee shall (i) select Employees to participate in the Performance Cycle, (ii) designate the


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Pre-Set Goal (to the extent applicable) for the Performance Cycle, and (iii)
designate for each Participant the number of Target PRSUs and the range of PRSUs the Participant shall have the opportunity to earn in such Performance Cycle. The number of PRSUs potentially earnable by each Participant shall range from 0% to a maximum percentage of a specified number of Target PRSUs, subject to the following provisions:

         (A) In no event may the number of PRSUs that may be potentially earnable by any one Participant in all Performance Cycles that begin in any one calendar year exceed the applicable annual per-person limitation set forth in Section 5.3 of the 1996 Plan; and

         (B) The maximum percentage of the number of Target PRSUs that may be earned shall be 200% of the number of Target PRSUs, unless the Committee specifies a lesser percentage.

The Pre-Set Goal is intended to be a "Performance Objective" within the meaning of Section 9.3 of the 1996 Plan, in order to qualify PRSUs as "performance-based compensation" under Section 162(m) of the Code. Accordingly, the Pre-Set Goal shall be based on one or more of the performance criteria specified in Section
9.3 of the 1996 Plan. If the Pre-Set Goal applicable to a Participant who is a Covered Employee (or if so specified for a Participant who is not a Covered Employee) for a Performance Cycle is not achieved, no PRSUs may be earned by the Participant for such Performance Cycle. In addition, the Committee may at any time, in its discretion, specify the Challenge Goals applicable to one or more years of the Performance Cycle. Challenge Goals may be specified as a table, grid, or formula that sets forth the amount of PRSUs that will be earned upon achievement of a specified level of performance during all or part of the Performance Cycle (subject to the requirement that the Pre-Set Goal has been achieved, in the case of a Participant who is a Covered Employee or if so specified by the Committee for other Participants). For purposes of Section 162(m) of the Code, the Committee is authorized to treat the maximum percentage of PRSUs as earned upon achievement of the Pre-Set Goal, so specification of the Challenge Goals and related terms represents an exercise of negative discretion by the Committee.

          (b) ADJUSTMENTS TO PERFORMANCE GOAL. The Committee may provide for adjustments to the Performance Goal, to reflect changes in accounting rules, corporate structure or other circumstances of the Company, for the purpose of preventing dilution or enlargement of Participants' opportunity to earn PRSUs hereunder; provided, however, that no adjustment shall be authorized if and to the extent that such authorization or adjustment would cause the Pre-Set Goal applicable to a Participant who is a Covered Employee not to meet the "performance goal requirement" set forth in Treasury Regulation 1.162-27(e)(2) under the Code.

         (c) DETERMINATION OF NUMBER OF EARNED PRSUS. Not later than 75 days after the end of each Performance Cycle, the Committee shall determine the extent to which the Performance Goal for the earning of PRSUs was achieved during such Performance Cycle and the number of PRSUs earned by each Participant for the Performance Cycle. The Committee shall make written determinations that any Pre-Set Goal and Challenge Goals and any other


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material terms relating to the earning of PRSUs were in fact satisfied. The date at which the Committee makes a final determination of PRSUs earned with respect to a given Performance Cycle will be the "Earning Date" for such Performance Cycle. The Committee may adjust upward or downward the number of PRSUs earned, in its discretion, in light of such considerations as the Committee may deem relevant (but subject to applicable limitations of the 1996 Plan, as referenced in Section 6(a) of this Plan), provided that, with respect to a Participant who is a Covered Employee, no upward adjustment may be made if the Pre-Set Goal has not been achieved and adjustments otherwise shall comply with applicable requirements of Treasury Regulation 1.162-27(e) under the Code.

         7. CERTAIN TERMS OF PRSUS.

         (a) ACCOUNTS. The Company shall maintain a bookkeeping account for each Participant reflecting the number of PRSUs then credited to the Participant hereunder. The Account may include subaccounts or other designations showing, with respect to separate Performance Cycles, PRSUs that remain potentially earnable, PRSUs that have been earned but deferred, and other relevant information. Fractional PRSUs shall be credited to at least three decimal places for purposes of this Plan, unless otherwise determined by the Administrator.

         (b) DIVIDEND EQUIVALENTS AND ADJUSTMENTS. Unless otherwise determined by the Administrator, Dividend Equivalents shall be paid or credited on PRSUs that have been earned as follows:

         (i) Regular Cash Dividends. At the time of settlement of PRSUs under Section 9, the Administrator shall determine the aggregate amount of regular cash dividends that would have been payable to the Participant, based on record dates for dividends since the beginning of the Performance Cycle, if the earned PRSUs then to be settled had been outstanding shares of Common Stock at such record date (without compounding of dividends but adjusted to account for splits and other extraordinary corporate transactions). Such aggregate cash amount will be converted to a number of shares by dividing the amount by the Fair Market Value of a share of Common Stock at the settlement date.

         (ii) Common Stock Dividends and Splits. If the Company declares and pays a dividend or distribution on Common Stock in the form of additional shares of Common Stock, or there occurs a forward split of Common Stock, then the number of PRSUs credited to each Participant's Account and potentially earnable hereunder as of the payment date for such dividend or distribution or forward split shall be automatically adjusted by multiplying the number of PRSUs credited to the Account or potentially earnable as of the record date for such dividend or distribution or split by the number of additional shares of Common Stock actually paid as a dividend or distribution or issued in such split in respect of each outstanding share of Common Stock.

         (iii) Adjustments. If the Company declares and pays a dividend or distribution on


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                  Common Stock that is not a regular cash dividend and not in the form of additional shares of Common Stock, of if there occurs any other event referred to in Article XI of the 1996 Plan, the Committee may determine to adjust the number of PRSUs credited to each Participant's Account and potentially earnable hereunder, in order to prevent dilution or enlargement of Participants' rights with respect to PRSUs.

         (c) STATEMENTS. An individual statement relating to a Participant's Account will be issued to the Participant not less frequently than annually. Such statement shall report the amount of PRSUs potentially earnable and the number of PRSUs earned and remaining credited to Participant's Account (i.e., not yet settled), transactions therein during the period covered by the statement, and other information deemed relevant by the Administrator. Such statement may be combined with or include information regarding other plans and compensatory arrangements affecting the Participant. A Participant's statements may evidence the Company's obligations in respect of PRSUs without the need for the Company to enter into a separate agreement relating to such obligations; provided, however, that any statement containing an error shall not represent a binding obligation to the extent of such error.

         8. EFFECT OF TERMINATION OF EMPLOYMENT.

         (a) TERMINATION PRIOR TO PERFORMANCE CYCLE EARNING DATE. Except to the extent set forth in subsections (i) through (v) of this Section 8(a), upon a Participant's Termination of Employment prior to the Earning Date with respect to a given Performance Cycle all unearned PRSUs relating to such Performance Cycle shall cease to be earnable and shall be canceled and forfeited, and Participant shall have no further rights or opportunities hereunder:

         (i) Disability or Retirement. If Termination of Employment is due to the Disability or Retirement (as defined in the 1996 Plan) of the Participant, the Participant shall be entitled to receive settlement of a Pro Rata Portion of the total number of PRSUs the Participant is deemed to have earned in accordance with this Section 8(a)(i), with the Proration Date (used to calculate the Pro Rata Portion) being the date of Termination of Employment. The settlement of PRSUs shall occur promptly following completion of the fiscal year of the Company in which the Termination of Employment occurs. Performance for any open Performance Cycle shall be deemed to be the average performance achieved for the fiscal year(s) completed prior to the date of settlement. Any deferral election filed by the Participant shall be effective and apply to the settlement of the PRSUs.

         (ii) Death. If Termination of Employment is due to the Participant's death, the Participant's Beneficiary shall be entitled to receive settlement of a Pro Rata Portion of the total number of PRSUs the Participant is deemed to have earned in accordance with this Section 8(a)(ii),with the Proration Date (used to calculate the Pro Rata Portion) being the date of death. The settlement of PRSUs shall occur promptly following completion of the fiscal year of the Company in which the date of death occurs. Performance for any open Performance Cycle shall be


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                  deemed to be the average performance achieved for the fiscal year(s) completed prior to the date of settlement. Any deferral election filed by the Participant shall have no effect on the settlement of the PRSUs.

         (iii) Involuntary Termination By the Company Not for Cause Prior to a Change in Control. If Termination of Employment is an involuntary separation by the Company not for Cause prior to a Change in Control, the Participant shall be entitled to receive settlement of a Pro Rata Portion of the total number of PRSUs the Participant is deemed to have earned in accordance with this Section 8(a)(iii), with the Proration Date (used to calculate the Pro Rata Portion) being the earlier of (A) the date the last severance payment in the nature of salary continuation has been made and (B) the last day of the Performance Cycle. If no severance payments are to be made, the applicable Proration Date shall be the date of Termination of Employment. Performance for any open Performance Cycle shall be deemed to be the average performance achieved for the fiscal year(s) completed prior to the date of settlement. Any deferral election filed by the Participant shall have no effect on the settlement of the PRSUs.

         (iv) At or Following a Change in Control, Involuntary Termination By the Company Not for Cause or by Participant for Good Reason. If Termination of Employment occurs at or after a Change in Control and is an involuntary separation by the Company not for Cause or a Termination by the Participant for Good Reason, the Participant shall be entitled to receive settlement of the total number of PRSUs the Participant is deemed to have earned in accordance with this Section 8(a)(iv), promptly following the date of Termination of Employment. The amount of the settlement shall assume that the Participant has remained with the Company through the completion of each open Performance Cycle and that the performance achieved by the Company for each such Performance Cycle is the average of the performance achieved for the completed year(s) in such Performance Cycle if greater than 100% (i.e., the performance required to earn at least the Target PRSUs), or, if such average is less than 100%, the performance achieved shall be deemed to be the average of the actual performance for the completed year(s) in such Performance Cycle (if any) together with performance for years not yet complete being deemed to be 100% of target performance. Any deferral election filed by the Participant shall have no effect on the settlement of the PRSUs.

         (v) Termination by the Company for Cause or Voluntary Termination by the Participant. If Termination of Employment is either by the Company for Cause or voluntary by the Participant (excluding a Termination for Good Reason following a Change in Control), PRSUs relating to each Performance Cycle which has not yet ended or reached its Earning Date will cease to be earnable and will be canceled.

         (b) TERMINATION AFTER PERFORMANCE CYCLE EARNING DATE. Upon a Participant's Termination of Employment at or after the Earning Date with respect to a given Performance


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Cycle, all PRSUs resulting from such Performance Cycle shall be settled in accordance with Section 9(a) as promptly as practicable after such Termination, except that, if the Participant has timely filed an irrevocable election to defer settlement of PRSUs following a Termination of Employment due to Retirement or Disability, such PRSUs shall be settled in accordance with such deferral election.

         (c) RELEASE. Any settlement of PRSUs following Termination of Employment may be delayed by the Committee if the Participant's Employment Agreement or any policy of the Committee then in effect conditions such settlement or severance payments upon the Company receiving a full and valid release of claims against the Company.

         9. SETTLEMENT OF PRSUS.

         (a) SETTLEMENT IF PRSUS NOT DEFERRED. Not later than the Earning Date for each Performance Cycle, the Committee shall settle all PRSUs earned in respect of such Performance Cycle, other than PRSUs deferred under Section 9(b), by issuing and/or delivering to the Participant one share of Common Stock for each PRSU being settled. Such issuance or delivery shall occur as promptly as practicable after the Earning Date for the Performance Cycle.

         (b) DEFERRAL OF PRSUS. At any time on or before such date as may be specified by the Administrator, the Participant may elect to defer settlement of PRSUs to a date (i) later than the Earning Date for the Performance Cycle to which the PRSUs relate or (ii) later than Termination of Employment due to Retirement or Disability, as specified by the Participant; provided, however, that an optional deferral shall be subject to such additional restrictions and limitations as the Committee or Administrator may from time to time specify, including for purposes of ensuring that the Participant will not be deemed to have constructively received compensation in connection with such deferral. Dividend equivalents shall accrue on deferred PRSUs and shall be paid in cash annually to the Participant at an annual payment date set by the Administrator, without interest or compounding. Other provisions of the Plan notwithstanding, if any legislation or regulation imposes requirements on elective non-qualified deferred compensation that are inconsistent with the Plan and procedures hereunder, if Participants are not afforded an opportunity under such legislation or regulation to withdraw or modify their prior elections or deferred compensation resulting therefrom, then (i) if the prior deferrals can be automatically modified to conform to the requirements of the legislation or regulation with the Participant being deemed not to be in constructive receipt of the deferred compensation, then such modification automatically shall be in effect, and (ii) if not, then such deferral will immediately end and the deferred PRSUs shall be promptly settled in accordance with the Plan; provided, however, that if a Participant would be deemed to be in constructive receipt of any deferred amounts solely because of this provision, the provision shall be void and of no effect.

         (c) CREATION OF RABBI TRUST. If and to the extent authorized by the Committee, the Company may create one or more trusts and deposit therein Common Stock or other property for delivery to the Participant in satisfaction of the Company's obligations hereunder. Any such trust shall be a "rabbi" trust that shall not jeopardize the status of the Participant's rights hereunder as "unfunded" deferred compensation for federal income tax purposes. If so provided by the


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Committee, upon the deposit by the Committee of Common Stock in such a trust, there shall be substituted for the rights of the Participant to receive settlement by issuance and/or delivery of Common Stock under this Agreement a right to receive property of the same type as and equal in value to the assets of the trust (to the extent that such assets represent the full amount of the Company's obligation at the date of deposit). The trustee of the trust shall not be permitted to diversify trust assets by voluntarily disposing of shares of Common Stock in the trust and reinvesting proceeds, but such trustee may be authorized to dispose of other trust assets and reinvest the proceeds in alternative investments, subject to such terms, conditions, and limitations as the Committee may specify, including for the purpose of avoiding adverse accounting consequences to the Company, and in accordance with applicable law.

         (d) SETTLEMENT OF PRSUS AT THE END OF THE DEFERRAL PERIOD. Not later than 15 days after the end of any elective period of deferral or immediately in the case of a deferral period ending upon a Change in Control, the Company will settle all PRSUs then credited to a Participant's Account by issuing and/or delivering to the Participant one share of Common Stock for each PRSU being settled. Any deferral period will end on an accelerated basis immediately prior to a Change in Control, except as limited under Section 9(b).

         (e) MANNER OF SETTLEMENT. The Committee or Administrator may, in its or his or her sole discretion, determine the manner in which shares of Common Stock shall be delivered by the Company, including the manner in which fractional shares shall be dealt with; provided, however, that no certificate shall be issued representing a fractional share. In furtherance of this authority, PRSUs may be settled by the Company issuing and delivering the requisite number of shares of Common Stock to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Company from time to time, which shares shall be deposited by such member firm in separate brokerage accounts for each Participant. If there occurs any delay between the settlement date and the date shares are issued or delivered to the Participant, a cash amount equal to any dividends or distributions the record date for which fell between the settlement date and the date of issuance or delivery of the shares shall be paid to the Participant together with the delivery of the shares.

         (f) SETTLEMENT OF PRSUS HELD BY NON-US RESIDENTS. Other provisions of the Plan (including Section 9(e)) notwithstanding, PRSUs credited to the Account of a Participant who resides in or is subject to income tax laws of a country other than the United States may be settled in cash, in the discretion of the Committee. The cash amount payable in settlement of each PRSU shall equal the Fair Market Value of a share at the date of not more than five business days before the date of settlement. The Committee is authorized to vary the terms of participation of such foreign Participants in any other respect (including in ways not consistent with the express provisions of the Plan) in order to conform to the laws, regulations, and business customs of a foreign jurisdiction.

         (g) TAX WITHHOLDING. The Company shall deduct from any settlement of a Participant's PRSUs and cash dividends paid in respect of any deferred PRSUs any Federal, state, or local withholding or other tax or charge which the Company is then required to deduct under applicable law. In furtherance of this requirement, the Company shall withhold from the shares


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of Common Stock issuable or deliverable in settlement of a Participant's PRSUs the number of shares having an aggregate Fair Market Value equal to any Federal, state, and local withholding or other tax or charge which the Company is required to withhold under applicable law, unless the Participant has otherwise elected and has made other arrangements satisfactory to the Company to pay such withholding amounts.

         (h) NON-TRANSFERABILITY. Unless otherwise determined by the Committee, neither a Participant nor any beneficiary shall have the right to, directly or indirectly, alienate, assign, transfer, pledge, anticipate, or encumber (except by reason of death) any PRSU, Account or Account balance, or other right hereunder, nor shall any such PRSU, Account or Account balance, or other right be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or any beneficiary, or to the debts, contracts, liabilities, engagements, or torts of the Participant or any Beneficiary or transfer by operation of law in the event of bankruptcy or insolvency of the Participant or any beneficiary, or any legal process.

         10. GENERAL PROVISIONS.

         (a) CHANGES TO THIS PLAN. The Committee may at any time amend, alter, suspend, discontinue, or terminate this Plan, and such action shall not be subject to the approval of the Company's shareholders; provided, however, that, without the consent of an affected Participant, no such action may materially impair the rights of such Participant under this Plan. The foregoing notwithstanding, the Committee may, in its discretion, accelerate the termination of any Performance Cycle or any deferral period and the resulting settlement of PRSUs with respect to an individual Participant or all Participants.

         (b) DELEGATION OF ADMINISTRATIVE AUTHORITY. The Committee may, in writing, delegate some or all of its power and responsibilities under the Plan to the Administrator or any other officer of the Company or committee of officers and employees, except such delegation may not include (i) authority to amend the Plan under Section 10(a), (ii), with respect to any executive officer of the Company, authority under Section 6 or other authority required to be exercised by the Committee in order that compensation under the Plan will qualify as performance-based compensation under Section 162(m) of the Code, or
(iii) authority that otherwise may not be delegated under the terms of the 1996 Plan, this Plan, or applicable law. In furtherance of this authority, the Committee hereby delegates to the Administrator, as from time to time designated, authority to administer the Plan and act on behalf of the Committee to the fullest extent permitted under this Section 10(b). This delegation of authority to the Administrator shall remain in effect until terminated or modified by resolution of the Committee (without a requirement that the Plan be amended further). The authority delegated to the Administrator hereunder shall include:

         (i) Authority to adopt such rules for the administration of the Plan as the Administrator considers desirable, provided they do not conflict with the Plan; and


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         (ii)     Authority under Section 9(b) to impose restrictions or
                  limitations on Participant deferrals under the Plan, including in order to promote cost-effective administration of the Plan; no restriction or limitation on deferrals shall be deemed to conflict with the Plan.

No individual acting as Administrator (including any member of the committee serving as Administrator) shall participate in a decision directly affecting his or her own rights or obligations under the Plan, although participation in a decision affecting all Participants shall not be prohibited by this provision.

         (c) NONEXCLUSIVITY OF THE PLAN. The adoption of this Plan shall not be construed as creating any limitations on the power of the Board or Committee to adopt such other compensation arrangements as it may deem desirable for any Participant.

         (d) EFFECTIVE DATE AND PLAN TERMINATION. This Plan became effective on January 1, 2004, following its approval by the Committee. This Plan will remain in effect until such time as the Company and Participants have no further rights or obligations under this Plan in respect of PRSUs not yet settled or the Committee otherwise terminates this Plan.


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